QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.11

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-91728) of Questar Corporation of our report dated April 26, 2002 relating to the financial statements of TransColorado Gas Transmission Company, which appears in Questar Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, TX
January 10, 2003

QuickLinks

  Exhibit 23.11